UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 10, 2012
ECLIPSE IDENTITY RECOGNITION CORPORATION
(Exact name of registrant as specified in its charter)
Nevada	333-175792	80-0729029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Rua Presidente Lincoln 218, Atibaia,SP, Brazil		12945-040
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(775) 321-8215
Auto Home Lock, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective December 10, 2012, the Nevada Secretary of State accepted for filing of a Certificate of Amendment to our company’s Articles of Incorporation to change our name from Auto Home Lock, Inc. to Eclipse Identity Recognition Corporation and to increase our authorized capital from 75,000,000 to 5,200,000,000 shares of common stock, par value of $0.001.  The Certificate of Amendment is attached to this Current Report as Exhibit 3.1.

The name change and the increase of our authorized capital were approved on November 28, 2012 by 71.4% of the holders of our company’s common stock by way of a written consent resolution.

The amendments are currently in review with the Financial Industry Regulatory Authority (“FINRA”).  Our company will announce the completion of FINRA review and the effectiveness of these changes on the market by filing a Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
3.1	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPSE IDENTITY RECOGNITION CORPORATION
/s/ Maria Belisario
Maria Belisario
President and Director

Date:	January 15, 2013